As filed with the Securities and Exchange Commission on April 7, 1995

                                                Registration No. 33-
                                                                     -----------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           BUTLER INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

Maryland                                              06-1154321
(State or other jurisdiction of                       (I.R.S. Employer
incorporation of organization)                        Identification No.)

                                110 Summit Avenue
                               Montvale, NJ 07645
                                  201/573-8000
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

        BUTLER SERVICE GROUP, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                            (Full title of the Plan)

                             ----------------------

                                Warren F. Brecht
                                    Secretary
                                110 Summit Avenue
                           Montvale, New Jersey 07645
                                  201/573-8000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ----------------------

                                    Copy to:
                             Maura Ann McBreen, Esq.
                                Baker & McKenzie
                             130 East Randolph Drive
                             Chicago, Illinois 60601
                                 (312) 861-8000

                         CALCULATION OF REGISTRATION FEE

Title of                                   Proposed         Proposed
Securities                                 Maximum          Maximum
of                        Amount to        Offering         Aggregate        Amount
to be                     be Regis-        Price Per        Offering         Registra-
Registered (1)            tered            Unit (2)         Price (2)        tion Fee
- ----------                ---------        ---------        ---------        ---------
Common                    250,000          $6.16            $1,540,000       $531.03
Stock, $.001
Par Value
















(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2) Pursuant to Rule 457 under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the average of the high and low prices of the Common Stock of the Registrant on the NASDAQ National Market System on April 3, 1995.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         Butler International, Inc. (the "Company" or "Registrant") hereby incorporates by reference the following documents:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1994;

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant's document referred to in (a) above; and

         (c) the description of the Registrant's stock, par value $.001 per share (the "Common Stock") contained in the Registrant's Registration Statement on Form 8-A, dated September 5, 1986, filed by the Company under Section 12 of the Securities Exchange Act of 1934, and any amendment or report filed with the Commission for the purpose of updating such description of common stock.

         All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section EIGHTH of the Articles of Incorporation provides for the indemnification of officers and directors subject to certain limitations.
Section 13 of the Company's By-Laws provides that the Company shall indemnify its directors and officers from liabilities and expenses incurred by reason of the fact that such person is or was a director or officer. Section 13 further authorizes the Company to maintain director and officer liability insurance.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

         (5) (i) Opinion of McBreen, McBreen & Kopko as to the legality of the securities registered hereunder, such opinion also containing the consent of McBreen, McBreen & Kopko.

                 (ii) Opinion of Baker & McKenzie as to compliance of the written plan documents to the requirements of ERISA, such opinion also containing the consent of Baker & McKenzie.

         (24)    Consent of Independent Auditors.

         (25)    Power of Attorney (contained on the signature page hereof).

Item 9.  UNDERTAKINGS.

         (a)     The undersigned Registrant hereby undertakes:

                 1. To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i)     To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                          (ii)    To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii)  To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montvale, and State of New Jersey, on the 7th day of April, 1995.

                                            BUTLER INTERNATIONAL, INC.

                                            By: /s/  Warren F. Brecht
                                                -------------------------------
                                                     Warren F. Brecht
                                                     Secretary

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montvale, and State of New Jersey, on the 7th day of April, 1995.

                                            BUTLER SERVICE GROUP, INC.
                                              SUPPLEMENTAL EXECUTIVE
                                              RETIREMENT PLAN

                                            By: /s/  Warren F. Brecht
                                                -------------------------------
                                                     Warren F. Brecht
                                                     Member of the Benefit Plan
                                                     Administrative Committee of
                                                     Butler Service Group, Inc.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raymond J. LaCroix and Warren F. Brecht and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any an all capacities, to sign any and all amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons as of the 7th day of April, 1995 and in the capacities indicated.

Signature                                        Title
- ---------                                        -----
                                                 Chairman of the Board of
/s/ Edward M. Kopko                              Directors, President and
- -------------------                              CEO
Edward M. Kopko                                  (Principal Executive Officer)

/s/ Raymond J. LaCroix                           Senior Vice President and Chief
- ----------------------                           Financial Officer
Raymond J. LaCroix                               (Principal Accounting Officer)

/s/ Warren F. Brecht
- --------------------                             Vice President, Secretary
Warren F. Brecht                                 and Treasurer

/s/ John F. Hegarty
- -------------------
John F. Hegarty                                  Director

/s/ Frederick H. Kopko, Jr.
- ---------------------------
Frederick H. Kopko, Jr.                          Director

/s/ Hugh G. McBreen
- -------------------
Hugh G. McBreen                                  Director

/s/ Nikhil S. Nagaswami
- -----------------------
Nikhil S. Nagaswami                              Director

                                  EXHIBIT INDEX

5. (i) Opinion of McBreen, McBreen & Kopko as to the legality of the securities registered hereunder, such opinion also containing the consent of McBreen, McBreen & Kopko.

         (ii) Opinion of Baker & McKenzie as to compliance of the written plan documents to the requirements of ERISA, such opinion also containing the consent of Baker & McKenzie.

24.      Consent of Independent Auditors.

25.      Power of Attorney (contained on the signature page hereof).